UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2024

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38640	20-2939845
State of Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices / Zip Code)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AEYE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 4, 2024, AudioEye, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Needham & Company, LLC, as the representative of the underwriters (the “Representative”), and entities affiliated with David Moradi, Dr. Carr Bettis and Jamil Tahir (collectively, the “Selling Stockholders”) relating to the public secondary offering (the “Offering”) of the Company’s common stock, par value $0.00001 per share (“Common Stock”). Pursuant to the Underwriting Agreement, the Selling Stockholders agreed to sell an aggregate of 1,250,000 shares of Common Stock to the underwriters at a public offering price of $24.00 per share. Under the terms of the Underwriting Agreement, the Selling Stockholders granted the underwriters an option, exercisbable for 30 days, to purchase up to an additional 187,500 shares of Common Stock.

The Company will not sell any shares of its Common Stock in the Offering and will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders in the Offering. The Offering is expected to close on December 6, 2024, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-276937), which was filed with the Securities and Exchange Commission (the “Commission”) on February 7, 2024 and declared effective by the Commission on February 13, 2024, and related prospectus supplement filed with the Commission on December 5, 2024.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company and the Selling Stockholders; customary conditions to closing; indemnification obligations of the Company, the Selling Stockholders and the underwriters, including for liabilities under the Securities Act of 1933, as amended; other obligations of the parties; and termination provisions. Pursuant to the Underwriting Agreement, the Company agreed, subject to certain exceptions, not to offer, issue, or sell any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock for a period of 90 days following the Offering without the prior written consent of the underwriters. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s directors, executive officers, and certain stockholders have entered into lock-up agreements that generally prohibit, subject to certain limited exemptions, the sale, transfer or other disposition of securities of the Company for a period of 90 days without the prior written consent of the Representative.

The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01	Other Events

On December 4, 2024 and December 5, 2024 the Company issued press releases announcing the launch of the Offering (the “Launch Press Release) and the pricing of the Offering (the “Pricing Press Release”), respectively. Copies of the Launch Press Release and the Pricing Press Release are attached as Exhibits 99.1 and 99.2 to this report, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of December 4, 2024, by and among the Company, Needham & Company, LLC, as representative of the underwriters, and the Selling Stockholders listed therein.
99.1	Press release, dated December 4, 2024
99.2	Press release, dated December 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 5, 2024	AudioEye, Inc.
(Registrant)

	By:	/s/ David Moradi
	Name:	David Moradi
	Title:	Chief Executive Officer